As filed with the Securities and Exchange Commission on November 13, 2009
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
A.C. MOORE ARTS & CRAFTS, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	22-3527763

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
A.C. Moore Arts & Crafts, Inc.
130 A.C. Moore Drive,
Berlin, New Jersey 08009
(Address of Principal Executive Offices; Zip Code)
A.C. MOORE ARTS & CRAFTS, INC.
2007 STOCK INCENTIVE PLAN , AS AMENDED
(Full title of the plan)
Amy Rhoades
Vice President and General Counsel
c/o A.C. Moore Arts & Crafts, Inc.
130 A.C. Moore Drive
Berlin, NJ 08009
(856) 768-4930
(Name and address of agent for service; telephone number,
including area code, of agent for service)
Copies to:
Alan Lieblich, Esquire
Yelena Barychev, Esquire
Blank Rome LLP
One Logan Square
Philadelphia, PA 19103
(215) 569-5500
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of securities to be registered	registered(1)	share(2)	price	registration fee
Common Stock, no par value	4,100,000	$3.35	$13,735,000	$766.41

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the number of shares of common stock, no par value (“Common Stock”), set forth below, an indeterminate number of shares of Common Stock which, by reason of certain events specified in the A.C. Moore Arts & Crafts, Inc. 2007 Stock Incentive Plan, as amended (the “Plan”), may become issuable pursuant to the anti-dilution provisions of the Plan.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the average of the high and low prices per share of Common Stock, as reported by the NASDAQ Global Select Market on November 11, 2009.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by A.C. Moore Arts & Crafts, Inc. (the “Company” or the “Registrant”) to register 4,100,000 shares of its common stock, no par value (“Common Stock”), to be issued pursuant to the A.C. Moore Arts & Crafts, Inc. 2007 Stock Incentive Plan, as amended. These 4,100,000 shares of Common Stock are in addition to shares of Common Stock previously registered pursuant to the Company’s Registration Statement on Form S-8 (“Prior Registration Statement”) filed with the Securities and Exchange Commission on June 8, 2007 (File No. 333-143612). Pursuant to Instruction E to a Registration Statement on Form S-8, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement.

PART II
Item 8 Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1

PART II
Item 8 Exhibits.
     The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

5.1	Opinion of Blank Rome LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the Signature Page).

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SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Berlin, New Jersey as of November 13, 2009.

A.C. MOORE ARTS & CRAFTS, INC.
By:	/s/ Rick A. Lepley
Rick A. Lepley, Chief Executive Officer
(Duly Authorized Officer)

     Each person whose signature appears below hereby constitutes and appoints Rick A. Lepley, David Stern and Amy Rhoades, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and/or resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and as of the date indicated.

Signature	Capacity	Date

/s/ Rick A. Lepley Rick A. Lepley	Chief Executive Officer (principal executive officer) and Director	November 13, 2009

/s/ David Stern David Stern	Chief Financial Officer (principal financial officer and principal accounting officer)	November 13, 2009

/s/ Joseph F. Coradino Joseph F. Coradino	Director	November 13, 2009

/s/ Michael J. Joyce Michael J. Joyce	Chairman of the Board	November 13, 2009

/s/ Neil A. McLachlan Neil A. McLachlan	Director	November 13, 2009

/s/ Thomas S. Rittenhouse Thomas S. Rittenhouse	Director	November 13, 2009

/s/ Lori J. Schafer Lori J. Schafer	Director	November 13, 2009

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Blank Rome LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the Signature Page).